Exhibit 99.1

Conmed Healthcare Management, Inc. Receives Approval to List on the NYSE Amex Market

Common Stock Will Trade Under Ticker, CONM, Beginning On July 15, 2009

Hanover, Md.-- (BUSINESS WIRE) — July 13, 2009 -- Conmed Healthcare Management, Inc., a leading full service provider of correctional facility healthcare services to county detention centers, today announced that the company’s application for listing its common stock on The NYSE Amex market has been approved. The company’s stock will begin trading under the stock symbol, CONM, when the NYSE Amex opens on July 15, 2009, and will be the first listing on the exchange to use a four letter trading symbol. Management of the company has accepted an invitation to participate in the ceremonial ringing of the NYSE opening bell to commemorate the event.

Dr. Richard W. Turner, Chairman of the Board and Chief Executive Officer of Conmed, commented, “Our listing on the NYSE Amex marks the achievement of another planned milestone in Conmed’s transformation to a publicly-traded company. Consistent with our growth strategy, we expect the listing will enhance Conmed’s visibility with the investment community and our customer base, and increase the liquidity for our shares of common stock in the capital markets. We are extremely pleased to be a part of the NYSE Amex and affirm our steadfast commitment to creating value for our shareholders.”

“We welcome Conmed Healthcare Management to the NYSE Euronext family of listed companies and to NYSE Amex,” said Scott Culter, NYSE Euronext Executive Vice President and Head of Listings, Americas.  “Conmed Healthcare Management and the company’s shareholders will benefit from superior market quality and technology, a broad array of issuer and investor services, and global brand association.  We look forward to building a strong and lasting partnership with the Conmed Health Management team and their shareholders.”

Conmed’s Board of Directors approved the decision to submit an application to list the company’s common stock on the NYSE Amex. Prior to this move, the company’s stock was traded on the OTC Bulletin Board under the stock symbol, CMHM.  The Company has selected Brendan E. Cryan & Company, LLC as its market maker for trading its common stock.

About NYSE Amex

NYSE Amex, formed by NYSE Euronext’s acquisition of the former American Stock Exchange last year, is the premiere U.S. equities market for listing and trading small and mid-cap growth companies. The NYSE Amex platform offers its listed companies price discovery, liquidity and reduced trading volatility beyond the capabilities of markets that are solely electronic. NYSE Amex-listed companies benefit from issuer-selected Designated Market Makers who utilize world-class NYSE trading and surveillance systems.

About Conmed

Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in thirty-six counties in seven states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Virginia and Washington. Conmed's services have expanded to include mental health, pharmacy and out-of-facility healthcare services.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "projects", "potentially" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2008. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 212-946-2849
peter@haydenir.com